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CERTIFICATE OF DESIGNATION

OF

SERIES D PREFERRED STOCK

OF

PARAMCO FINANCIAL GROUP, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

         PARAMCO FINANCIAL GROUP, INC., a Delaware corporation  (the  "Corporation"), certifies that pursuant to the authority conferred upon the board of directors of the Corporation  (the  "Board") by the Certificate of Incorporation  (the "Certificate of Incorporation")  and Section 151 of the General  Corporation Law of the State of Delaware  (the  "DGCL"),  the Board,  at a special  meeting held September 9,2004 duly  adopted a resolution  creating a series of preferred  stock,  par value $0.001 per share,  designated as Series D preferred Stock without defining its designations and preferences at that time; and the Board,  at a special  meeting held October 28, 2004 duly  adopted the  following  resolution  designating rights and preferences of such Series D:

RESOLVED, that Series D Preferred Stock, par value $0.001 per share, of the Corporation shall have the designation and amount of, and rights, powers, preferences, privileges, qualifications, limitations and restrictions of the shares of this Class 1 are as follows:

      The Series D preferred stock shall be designated "Series D Preferred Stock" and shall consist of five million (5,000,000) shares. The preferences, limitations, and relative rights of the Series D Preferred Stock are as set forth below:

(a)

Dividends Payable. Regardless of the profits of the Corporation and any other dividends payable or paid to common shareholders, the holders of the Series D Preferred Stock shall be not be entitled to receive regular annual dividends.

(b)   Liquidation Preference.

 (1) In the event of any liquidation,  dissolution, or

winding   up  of  the   Corporation,   either   voluntary   or

involuntary,  subject to the rights of other preferred  stock,

if any,  the holders of the Series D Preferred  Stock shall be entitled  to  receive,   prior  and  in   preference   to  any distribution  of any of the assets of the  Corporation  to the holders of common stock by reason of their ownership  thereof, an amount per share equal to the price per share for which the Series D Purchase  Price was first  issued by the  Corporation  ("Series  D  Purchase  Price")  for  each  share  of  Series D Preferred  Stock then held by them. If upon the occurrence of such event,  the assets and funds  thus  distributed  among the  holders of the Series D Preferred Stock shall be  insufficient to permit the payment  to such  holders of the full  aforesaid  preferential amounts, then, subject to the rights of other preferred stock, if any, the entire assets and funds of the Corporation legally available for distribution shall be distributed  ratably among the holders of the Series D Preferred  Stock in  proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (2) Upon the completion of the distribution  required

                  by subsection (a)(1) above and any other distribution that may be required with respect to other preferred stock, if any, the remaining assets of the Corporation available for distribution to  stockholders  shall be distributed  as follows:  among the holders of the Series D Preferred  Stock and the common stock pro rata based on the number of shares of common stock held by each  (assuming  conversion  of all such  Series  D  Preferred Stock).

                           (3)  For   purposes   of  this   subsection   (a),  a

                  liquidation,  dissolution,  or winding  up of the  Corporation shall be deemed to be  occasioned  by or to  include,  (i) the acquisition  of the  Corporation by another entity by means of any transaction or series of related  transactions  (including any  reorganization,  merger, or consolidation,  but excluding any merger  effected  exclusively  for the purpose of changing the  domicile  of the  Corporation);  or (ii) a sale of all or substantially all of the assets of the Corporation, unless the

                  Corporation’s    stockholders   of   record   as   constituted

                  immediately   prior  to  such   acquisition   or  sale   will,

                  immediately  after  such  acquisition  or sale (by  virtue  of securities  issued  as  consideration  for  the  Corporation’s acquisition  or sale or  otherwise)  hold at least  50% of the voting power of the surviving or acquiring entity.

                           (4) In any of the events  specified in subsection (3)

                  above,  if the  consideration  received by the  Corporation is other  than cash,  its value  will be deemed  its fair  market value. Any securities shall be valued as follows:

                                    (i)     Securities not subject to investment

 letter or other similar restrictions on free marketability:

                                            (A)  If  traded   on  a   securities

                                    exchange  or  the  Nasdaq   National  Market

                                    System,  the value shall be deemed to be the

                                    average  of  the   closing   prices  of  the

                                    securities  on such exchange over the 30-day

                                    period   ending  three  days  prior  to  the

                                    closing;

                                            (B)     If      actively      traded

                                    over-the-counter,  the value shall be deemed

                                    to be the average of the closing bid or sale

                                    prices  (whichever is  applicable)  over the

                                    30-day period ending three days prior to the

                                    closing; and

                                            (C) If  there  is no  active  public

                                    market,  the value  shall be the fair market

                                    value thereof, as mutually determined by the

                                    Corporation  and the  holders  of at least a

                                    majority   of  the   voting   power  of  all

                                    then-outstanding shares of preferred stock.

                                    (ii) The method of valuation  of  securities

                           subject to investment letter or other restrictions on

                           free marketability  (other than restrictions  arising

                           solely  by  virtue  of a  stockholder’s  status as an

                           affiliate  or former  affiliate)  shall be to make an

                           appropriate discount from the market value determined

                           as above in subsections (i)(A), (B) or (C) to reflect

                           the  approximate   fair  market  value  thereof,   as

                           mutually   determined  by  the  Corporation  and  the

                           holders of at least a majority of the voting power of

                           all then-outstanding shares of preferred stock.

                                    (iii)  In  the  event  the  requirements  of

                           subsection   (a)(4)  are  not  complied   with,   the

                           Corporation shall forthwith either:

                                            (A)  cause   such   closing   to  be

                                    postponed    until    such   time   as   the

                                    requirements  of this  subsection  (a)  have

                                    been complied with; or

                                            (B)  cancel  such  transaction,   in

                                    which  event the  rights,  preferences,  and

                                    privileges  of the  holders  of Series D

                                    Preferred  Stock shall  revert to and be the

                                    same  as  such  rights,   preferences,   and

                                    privileges existing immediately prior to the

                                    date  of the  first  notice  referred  to in

                                    subsection (a)(4)(iv) hereof.

(iv) The Corporation  shall give each holder of          record of Series D Preferred  Stock written notice of such impending transaction not later than 20  days prior to the stockholders’  meeting called to approve such transaction,  or 20 days prior to the closing of such  transaction,  whichever  is earlier,  and shall also  notify  such  holders  in  writing of the final approval  of  such  transaction.  The  first  of such notices  shall   describe  the  material   terms  and conditions  of  the  impending  transaction and the provisions  of this  subsection  (a)(4)(iv),  and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place  sooner than 20 days after the

                           Corporation  has given the first notice  provided for

                           herein or sooner  than 10 days after the  Corporation

                           has given notice of any material changes provided for

                           herein;  provided,  however, that such periods may be

                           shortened upon the written  consent of the holders of

                           preferred  stock  that are  entitled  to such  notice

                           rights or similar notice rights and that represent at

                           least  a  majority   of  the  voting   power  of  all

                           then-outstanding shares of such preferred stock.

                  (c)      Redemption.

                           (1) Corporation  Initiated  Redemption.  At any time,

                  the   Corporation   may   redeem  all  or  a  portion  of  the

then-outstanding  shares  of Series D  Preferred  Stock at the Series D  Purchase Price, plus the  Redemption  Premium (as defined  below) (the "Redemption  Price"). In the event the Corporation  determines to  redeem a  portion  of the  outstanding  shares of Series D Preferred Stock, the Corporation  shall effect such redemption pro rata according to the number of shares held by each holder thereof.

                           (2) Notice for Corporation Initiated Redemption. With

respect to a redemption of Series D  Class 1 Preferred    Stock initiated by the Corporation,  at least 30 days’ prior written notice by certified or registered mail, postage prepaid,  shall be given to the holders of record of the Series D  Class 1 Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder given to the Corporation for the purpose  of  notice,  or if no such  address  appears or is so                  given,  at  the  place  where  the  principal  office  of  the

                  Corporation  is located.  Such notice shall state (i) the date on which  such  shares  shall be  redeemed  (the  "Corporation

                  Redemption  Date"),  (ii)  the  Redemption  Price,  (iii)  the

                  then-current   conversion   price,   and   (iv)  the  date  of

                  termination  of the right to convert  (which date shall not be earlier  than 30 days and not  later  than 60 days  after  the above  written  notice by mail has been  given) and shall call upon each such holder to surrender to the  Corporation on said date at the  place  designated  in the  notice  such  holder’s certificate  or  certificates  representing  the  shares to be redeemed.  On or after the Corporation  Redemption Date stated

                  in such notice, the holder of each share of Series D

Preferred Stock called for redemption  shall  surrender the  certificate evidencing  such  shares  to  the  Corporation  at  the  place designated  in such notice and shall  thereupon be entitled to receive  payment  of the  Redemption  Price for the  shares of

                  Series D  Preferred  Stock  surrendered.  If less than all the shares  represented by any such  surrendered  certificate  are redeemed,  a new certificate shall be issued  representing the unredeemed  shares.  If such notice of  redemption  shall have been duly  given  and if on the  Corporation  Redemption  Date

                  funds   necessary  for  the  redemption   shall  be  available

                  therefor, then, as to any certificates evidencing any Series D

                  Preferred Stock so called for redemption and not  surrendered,

                  all  rights  of the  holders  of such  shares  so  called  for redemption  and not  surrendered  shall cease with  respect to such  shares,  except only the right of the holders to receive the  Redemption  Price for such  shares of Series D preferred  Stock that they hold,  without  interest,  upon  surrender  of their certificates therefor.

                           (3)  Trust  Fund.  On or  prior  to  any  Corporation

                  Redemption Date and  notwithstanding  any notice of redemption pursuant to subsection  (b)(2),  the Corporation shall deposit with any  bank or trust  company  in the state of Texas, as trust funds, a sum  sufficient to redeem,  on the  Corporation

                  Redemption  Date thereof,  the shares  called for  redemption,

                  with  irrevocable  instructions  and  authority to the bank or trust company to give the notice of redemption  thereof (or to complete the giving of such notice if  theretofore  commenced)

                  and to pay,  on or after the  Corporation  Redemption  Date or prior  thereto,  the  Redemption  Price of the shares to their

                  respective   holders   upon  the   surrender  of  their  share

                  certificates,  then  from and  after  the date of the  deposit

                  (although  prior  to the  Corporation  Redemption  Date),  the

                  shares  so  called  shall  be  redeemed.   The  deposit  shall

                  constitute  full payment of the shares to their  holders,  and from and after the date of the  deposit  the  shares  shall no longer be outstanding,  and the holders thereof shall cease to be stockholders  with respect to such shares and shall have no rights  with  respect  thereto,  except  the  right to  notice pursuant to subsection  (2) above and to receive from the bank or trust  company  payment  of the  Redemption  Price  for the

Series D  Preferred Stock that they hold, upon the surrender of their  certificates  therefor  and the right to  convert  said shares as provided  herein at any time up to but not after the close of  business  on the fifth day prior to the  Corporation Redemption Date of such shares (which date will not be earlier than 30 days after the written  notice of redemption  has been mailed to holders of record of the  Series D  Preferred  Stock called for redemption).  Any monies so deposited on account of the  Redemption  Price of Series D Preferred  Stock  converted subsequent  to the making of such  deposit  shall be repaid to the Corporation forthwith upon the conversion of such Series D Preferred Stock. If the holders of Series D Preferred Stock so called for redemption  shall not, at the end of six years from the  Corporation  Redemption  Date  thereof,  have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the  Corporation  such unclaimed  funds,  and such bank or trust  company  shall  thereafter  be  relieved of all responsibility  in respect  thereof to such  holders  and such holders shall look only to the  Corporation for payment of the Redemption  Price for the Series D  Preferred  Stock that they hold.

         (4) Redemption  Premium.  "Redemption  Premium" shall                  mean  the per  share  amount  equal to the  original  Series D Purchase  Price  multiplied by 25% of the  Series D  Purchase Price per annum  accrued  daily  from the Final  Adjustment  Date to the Corporation Redemption Date compounded annually.

                  (d)      Conversion.  The holders of the Series D Preferred

 Stock shall have conversion rights as follows (the "Conversion Rights"):

          (1) Right to Convert.  Subject to subsection  (d)(3) below, each  share  of  Series  D  Preferred  Stock  outstanding shall be convertible,  at the option of the holder thereof, at any time after ONE YEAR AFTER the date of issuance of such share, at the office of the corporation  or any  transfer  agent for such  stock,  into fully-paid  and  nonassessable  shares  of common  stock  at the "Conversion Rate” plus the “Conversion Premium” as set forth below, based on the Series D  Purchase Price;

                           (2)  Automatic  Conversion.  Each  share of  Series D

                  Preferred Stock shall  automatically  be converted into shares of common stock at the  Conversion  Rate at the time in effect for such share  immediately  upon (except as provided below in subsection  (d)(3)) the Corporation’s sale of its common stock in a firm commitment  underwritten public offering pursuant to a registration  statement under the Securities Act of 1933, as amended,  the public  offering price of which is not less than

                  $5.00___per share  (adjusted  to  reflect   subsequent   stock

                  dividends,   stock  splits,  or  recapitalization)  and  which

                  results in aggregate  cash proceeds to the  Corporation  of at

                  least   $10,000,000   (net  of   underwriting   discounts  and

                  commissions).

                           (3)  Mechanics  of  Conversion.  Before any holder of

                  Series D Preferred Stock shall be entitled to convert same into shares of common  stock,  the holder shall  surrender the certificate or certificates  therefor,  duly endorsed,  at the office of the  Corporation  or of any  transfer  agent for the

                  Series D Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state  therein the name or names in which the certificate or certificates  for shares of common stock are to be  issued.  The  Corporation  shall,  as soon as practicable  thereafter,  issue and  deliver at such office to such holder of Series D Preferred  Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made  immediately  prior to the close of  business on the date of such  surrender  of the  shares of Series D  Preferred Stock to be converted,  and the person or persons  entitled to receive  the  shares  of  common  stock   issuable  upon  such conversion  shall be treated  for all  purposes  as the record holder or  holders of such  shares of common  stock as of such date. If the conversion is in connection  with an underwritten                   offering of securities  registered  pursuant to the Securities

                  Act of 1933, the  conversion  may, at the option of any holder

                  tendering   Series  D  Preferred  Stock  for  conversion,   be

                  conditioned upon the closing with the underwriters of the sale of securities  pursuant to such  offering,  in which event the person(s)  entitled to receive common stock upon conversion of such  preferred  stock  shall not be deemed to have  converted such preferred stock until immediately prior to the closing of such sale of securities.

                           (4) Other Distributions. In the event the Corporation

                  shall  declare a  distribution  payable in securities of other persons,  evidences of indebtedness  issued by the Corporation or  other  persons,  assets  (excluding  cash  dividends),  or options or rights,  then, in each such case for the purpose of this  subsection  (d)(4),  the  holders of Series D Preferred Stock shall be entitled to a  proportionate  share of any such distribution  as though they were the holders of the number of shares of common  stock of the  Corporation  into which  their shares of  preferred  stock are  convertible  as of the record date  fixed for the  determination  of the  holders  of common

                  stock   of  the   Corporation   entitled   to   receive   such

                  distribution.

                           (5) Recapitalizations. If at any time or from time to

                  time there  shall be a  recapitalization  of the common  stock

                  (other than a subdivision,  combination or merger,  or sale of

                  assets   transaction   provided   for   elsewhere   in   these

                  designations),  provision shall be made so that the holders of the Series D Preferred  Stock shall  thereafter be entitled to receive upon  conversion  of the Series D Preferred  Stock the number of shares of stock or other  securities  or property of the  Corporation  or otherwise to which a holder of the number of shares of common stock  deliverable  upon conversion of the Series D  Preferred  Stock  would have been  entitled  on such recapitalization.  In any such  case,  appropriate  adjustment shall be made in the  application  of the  provisions of these designations  with respect to the rights of the holders of the

                  Series D Preferred Stock after the recapitalization to the

end that  the   provisions   of  these   designations   (including

                  adjustment  of the  conversion  price  then in effect  and the number of shares  purchasable  upon conversion of the Series D

                  Preferred Stock) shall be applicable after that event.

                           (6) No  Impairment.  The  Corporation  will  not,  by

                  amendment of its Certificate of  Incorporation  or through any

                  reorganization,    recapitalization,   transfer   of   assets,

                  consolidation,   merger,   dissolution,   issue   or  sale  of

                  securities,  or any other voluntary  action,  avoid or seek to avoid the  observance or performance of any of the terms to be observed or performed  hereunder by the Corporation,  but will at all times in good faith  assist in the  carrying out of all the provisions of these  designations and in the taking of all such action as may be  necessary  or  appropriate  in order to protect  the  Conversion  Rights of the  holders of  preferred stock against impairment.

                           (7)      No Fractional Shares and Certificate as to

 Adjustments.

                                    (i) No  fractional  shares  shall be  issued

                           upon the  conversion  of any  share or  shares of the

Series D Preferred Stock, and the number of shares of common  stock to be issued  shall be  rounded  to the nearest  whole share  (with  one-half  being  rounded

                           upward).   Whether  or  not  fractional   shares  are

                           issuable upon such conversion  shall be determined on

                           the basis of the  total  number of shares of Series D

                           Preferred  Stock the holder is at the time converting

                           into common  stock and the number of shares of common

                           stock issuable upon such aggregate conversion.

                                    (ii) Upon the occurrence of each adjustment

                           or readjustment  of the conversion  price of Series D

                           Preferred Stock pursuant to these designations,  the

                           Corporation, upon the written request of any holder

                           of Series D  Preferred  Stock,  at the expense of

                           Corporation, shall promptly compute such adjustment

                           or  readjustment  in accordance with the terms hereof

                           and  prepare and furnish to each holder of Series D

                           Preferred  Stock a  certificate  setting  forth  such

                           adjustment or readjustment  and showing in detail the

                           facts upon which such  adjustment or  readjustment is

                           based.  The  Corporation   shall,  upon  the  written

                           request  at  any  time  of any  holder  of  Series  D

                           Preferred Stock,  furnish or cause to be furnished to

                           such holder a like certificate setting forth (A) such

                           adjustment and readjustment, (B) the conversion price

                           for the  Series  D  Preferred  Stock  at the  time in

                           effect,  and (C) the number of shares of common stock

                           and the amount, if any, of other property that at the

                           time would be received upon the conversion of a share

                           of the Series D Preferred Stock.

                           (8)  Notices  of  Record  Date.  In the  event of any

                  taking by the  Corporation  of a record of the  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other  distribution,  any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other  securities or property,  or to receive any other  right,  the  Corporation  shall mail to each  holder of

                  Series D Preferred  Stock,  at least 20 days prior to the

                  date specified  therein,  a notice specifying the date on which any such record is to be taken for the  purpose of such  dividend,

                  distribution,  or right,  and the amount and character of such dividend, distribution, or right.

                           (9)  Reservation of Stock  Issuable upon  Conversion.

                  The Corporation  shall at all times reserve and keep available out of its  authorized  but unissued  shares of common  stock,

                  solely for the purpose of effecting the conversion of the

                  Shares of the Series D Preferred Stock, such number of

                  shares of common stock as  shall  from  time  to  time  be sufficient to effect the conversion of all outstanding  shares of Series D Preferred  Stock; and if at any time the number of authorized  but  unissued  shares of common stock shall not be sufficient to effect the  conversion  of all  then-outstanding shares of Series D Preferred  Stock, in addition to such

                  other remedies as shall be available to the holder of such Preferred

                  Stock, the Corporation will take such corporate action as may,

                  in the opinion of its  counsel,  be  necessary to increase its authorized but unissued  shares of common stock to such number of shares as shall be sufficient for such purposes,  including engaging in best efforts to obtain the  requisite  stockholder approval of any  necessary  amendment  to the  Certificate  of

                  Incorporation.

                           (10) Notices.  Any notice  required by the provisions

                  of these  designations to be given to the holders of shares of

                  Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such  holder’s  address  appearing  on the books of the Corporation.

         (11) Conversion Rate and Conversion Premium. The conversion rate of Preferred Series D shares into common shares shall be determined by dividing the paid Purchase Price of the preferred shares by the volume weighted trading average Closing Bid Price during the ten (10) consecutive Trading Days immediately preceding the Conversion Date (the “Valuation Period”) provided however that, in lieu of issuing the conversion shares, the Corporation may redeem such portion of the principal of the preferred Series D shares in respect of which such conversion was requested. In addition, as a Conversion Premium the Corporation shall issue to the Holder converting said shares, one (1)additional share of common stock for each four (4)common shares issued hereunder as converted shares.

                  (e)  Voting  Rights.  The  holder  of each  share of  Series D

Preferred  Stock  shall  have no voting rights, except as to those that may be granted by the Board of Directors of the Company and the DGCL for the entire Series D Preferred shares. In such an event, the holders of the Series D Preferred shares shall have the right to one vote for each share of common stock into which such  preferred  stock could then be converted, and with  respect  to such vote,  such  holder  shall have full  voting rights and powers equal to the voting  rights and powers of the holders of common stock, and shall be entitled,  notwithstanding  any provision hereof, to notice of any  stockholders’  meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of common stock (in a single voting group), with respect to any question  upon which  holders  of common  stock have the right to vote.

         Fractional  votes shall not,  however,  be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares  into  which  shares of Series D  Preferred  Stock  held by each holder could be converted) shall be rounded to the nearest whole number

         (with one-half being rounded upward).

                  (f) Protective Provisions. Subject to the rights of any series of preferred stock that may from time to time come into  existence,  so long as any shares of Series D  Preferred  Stock are  outstanding,

         the Corporation  shall not without first obtaining the approval (by vote or written consent,  as provided by law) of the holders of at least 50% of

the then-outstanding  shares  of  Series  D Preferred  Stock, voting     together as a single voting group:

                           (1) declare or pay  dividends or other  distributions

                  on common stock of the Corporation, unless identical, pro rata dividends are paid on the Series D Preferred Stock;

                           (2)  alter or  change  the  rights,  preferences,  or

                  privileges of shares of Series D Preferred Stock so as to

                  adversely  affect the shares of such series,  provided  that a

                  transaction   resulting   in  a  change  of   control  of  the

                  Corporation,  in  and  of  itself,  shall  not  be  deemed  to adversely affect such shares; or

                           (3) redeem,  purchase,  or otherwise  acquire (or pay

                  into or set funds aside for a sinking  fund for such  purpose)

                  any share or shares of common stock;  provided,  however, that this  restriction  shall not apply to the repurchase of shares

                  of  common   stock  from   employees,   officers,   directors,

                  consultants,  or other  persons  performing  services  for the

                  Corporation  or any  subsidiary  pursuant to agreements  under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment.

                  (g) Status of Redeemed or  Converted  Stock.  In the event any shares of Series D  Preferred  Stock  shall be  redeemed  or converted pursuant to these  designations,  the shares so  redeemed or converted shall be canceled  and shall not be issuable  by the  Corporation.

         The Certificate of Incorporation of the Corporation  shall be appropriately amended  to effect the  corresponding  reduction  in the  Corporation’s authorized capital stock.

10

         IN WITNESS  WHEREOF,  the undersigned  hereby execute this document and affirm that the facts set forth  herein are true under  penalty of perjury  this 2nd day of November, 2004.

ATTEST:

PARAMCO FINANCIAL GROUP, INC.

By /s/ Michael S. Goodlett, Sr.

 By /s/ Douglas G. Gregg___________

Secretary                                     President

STATE OF TEXAS

)

                                    :ss

COUNTY OF BEXAR

)

         On November 2, 2004,  before me, the undersigned,  a notary public in and for  the  above  county  and  state,  personally  appeared  Douglas Gregg  and Michael S. Goodlett, Sr.,  who being by me duly sworn,  did state,  each for  themselves, that he, Douglas Gregg, is the President, and that he, Michael S. Goodlett, Sr., is the Secretary,  of PARAMCO FINANCIAL GROUP, INC.,  a  Delaware  corporation,  and that the foregoing  Certificate  of  Designation  of Series D  Preferred  Stock of  PARAMCO FINANCIAL GROUP, INC. was  signed on behalf of such  corporation  by  authority  of a resolution of its board of directors,  and that the statements contained therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL.

                                  Notary Public

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